Unaudited Pro Forma Combined Statement of Income

     The following unaudited pro forma combined statements of income have been prepared from our historical financial statements to give effect to:

* Our acquisition from Kinder Morgan Inc. effective as of December 31, 1999, of Kinder Morgan Interstate Gas Transmission
  LLC, a 33 1/3% interest in Trailblazer Pipeline Company and a 49% interest in Red Cedar Gathering Company in exchange for 9,810,000 common units and $330 million in cash; and

*    Our acquisition from Columbia Gulf Transmission Company on
  November 30, 1999, of a 33 1/3% interest in Trailblazer Pipeline Company for $37.6 million in cash.

  The unaudited pro forma combined statements of income reflect adjustments as if the above acquisitions had occurred on January 1, 1999. The pro forma adjustments reflected in the accompanying unaudited pro forma statements of income were prepared using the purchase method of accounting. The pro forma adjustments are based on preliminary estimates, contractual obligations and certain assumptions that we believe are reasonable under the circumstances.

  The column entitled "Kinder Morgan Energy Partners Historical" includes earnings from equity investments from our 33 1/3% interest in Trailblazer Pipeline Company ("Trailblazer") acquired on November 30, 1999.

  The column entitled "Acquired Assets Historical" consists of the historical results of operations of Kinder Morgan Interstate Gas Transmission LLC, a 33 1/3% equity interest in Trailblazer Pipeline Company and a 49% equity interest in Red Cedar Gathering Company for the year ended December 31, 1999.

  The Trailblazer consolidating adjustments consist of the adjustments required to consolidate the results of operations of Trailblazer.

  The pro forma adjustments to operating expenses and general and administrative expenses reflect reductions that are contractually guaranteed under the terms of an agreement whereby Kinder Morgan, Inc. will continue to operate, on our behalf, Kinder Morgan Interstate Gas Transmission LLC.

  The pro forma adjustments to depreciation and amortization reflect:

  * The reduction in estimated depreciation expense as a result of the reduced cost of property, plant and equipment; and

  * An adjustment to include a full year of depreciation for Kinder Morgan Interstate Gas Transmission LLC.

The pro forma adjustments to the amortization of excess cost of equity investments reflect the amortization of the excess cost of our investment in Red Cedar Gathering Company over our share of the book value of the underlying net assets of Red Cedar Gathering Company.

The pro forma adjustment to interest, net reflects the reversal of Kinder Morgan Interstate Gas Transmission LLC's historical interest expense and the incremental interest expense on the additional $367.6 million in debt incurred with respect to the acquisitions at a rate of 6.17%, our average borrowing rate for 1999.

The pro forma adjustments to minority interest, general partner's interest in net income and limited partners' net income give effect to the allocation of pro forma net income to the general partner and the limited partners resulting from the utilization of partnership sharing ratios.

The general partner's interest in net income includes incentive distributions the general partner would have received based on total distributions. These incentive distributions are greater under the pro forma statements due to our announced $0.05 increase in per unit quarterly distributions resulting from cash flow attributable to all of the acquired interests and the issuance of the 9,810,000 common units to Kinder Morgan, Inc. as consideration for the acquired interests.

The pro forma adjustment to income tax benefit (expense) reflects the reversal of Kinder Morgan Interstate Gas Transmission LLC's historical income tax expense.

The pro forma adjustment to merger-related and severance costs reflects the removal of non-recurring charges unrelated to the acquisition transactions reflected in these pro forma combined statements of income.

The unaudited pro forma combined statements of income do not purport to present the results of operations of Kinder Morgan Energy Partners had the assumed acquisitions and assumed events occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma combined statements of income do not give effect to any operating efficiencies or cost savings that may be realized as a result of the acquisition, primarily related to reduction of duplicative operating, general and administrative expenses, other than those cost savings which are contractually guaranteed.

The unaudited pro forma combined statements of income should be read in conjunction with the historical financial statements, including the related notes which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

Pro Forma Combined Statement of Income
Twelve Months Ended December 31, 1999

                                                         Acquired     Trailblazer
                                           Partnership    Assets     Consolidating   Combined    Pro Forma   Pro Forma
                                           Historical   Historical    Adjustments   Historical  Adjustments   Combined
                                           ----------   ----------    -----------   ----------  -----------  ---------
                                                            (In thousands, except per unit amounts)
Revenues                                   $ 428,749    $113,207      $  33,711       $ 575,667   $      -     $575,667
                                           ---------    --------      ---------       ---------   --------     --------
   Operating expenses                        143,107      37,333          2,827         183,267    (12,514)     170,753
   Depreciation and amortization              46,469      16,985         16,973          80,427     (4,710)      75,717
   General and administrative                 35,612       9,566              -          45,178     (3,516)      41,662
   Taxes, other than income taxes             16,154       4,608            879          21,641          -       21,641
   Merger-related and Severance Costs              -       3,054              -           3,054     (3,054)           -
                                           ---------    --------      ---------       ---------   --------     --------
                                             241,342      71,546         20,679         333,567    (23,794)     309,773
                                           ---------    --------      ---------       ---------   --------     --------
Operating Income                             187,407      41,661         13,032         242,100     23,794      265,894

Other Income (Expense)
  Earnings from equity investments            42,918      16,280         (3,666)         55,532          -       55,532
    Amortization of excess cost of
    equity investments                        (4,254)          -             24          (4,230)    (1,110)      (5,340)
  Interest, net                              (52,605)    (27,119)        (2,882)        (82,606)     4,631      (77,975)
  Other, net                                  14,085        (248)             -          13,837          -       13,837
Gain on sale of equity interest and
  special charges                             10,063           -              -          10,063          -       10,063
  Minority Interest                           (2,891)          -         (3,383)         (6,274)      (616)      (6,890)
                                           ---------    --------      ---------       ---------   --------     --------

Income Before Income Taxes and
   Extraordinary charge                      194,723      30,574          3,125         228,422     26,699      255,121

Income Tax Benefit (Expense)                  (9,826)     (5,948)             -         (15,774)     5,948       (9,826)
                                           ---------    --------      ---------       ---------   --------     --------

Income Before Extraordinary charge           184,897      24,626          3,125         212,648     32,647      245,295

Extraordinary charge on early
   extinguishment of debt                     (2,595)          -              -          (2,595)         -       (2,595)
                                           ---------    --------      ---------       ---------   --------     --------
Net Income                                 $ 182,302    $ 24,626      $   3,125       $ 210,053   $ 32,647     $242,700
                                           =========    ========      =========       =========   ========     ========


Calculation of Limited Partners' Interest in Income Before Extraordinary item:
Income Before Extraordinary charge         $ 184,897                                               $ 60,398     $245,295
Less: General Partners' interest in Net
  Income                                     (56,273)                                                (22,793)     (79,066)

Limited Partners' Net Income Before        ---------                                                --------     --------
  Extraordinary item                         128,624                                                  37,605      166,229
                                           ---------                                                --------     --------
Less: Extraordinary charge on early
  extinguishment of debt                      (2,595)                                                      -       (2,595)
                                           ---------                                                --------     --------
Limited Partners' Net Income               $ 126,029                                                $ 37,605     $163,634
                                           =========                                                ========     ========

Net Income per Unit Before
  Extraordinary charge                     $    2.63                                                $   0.20     $   2.83
                                           =========                                                ========     ========

Extraordinary charge per Unit              $   (0.06)                                               $   0.01     $  (0.05)
                                           =========                                                ========     ========

Net Income per Unit                        $    2.57                                                $   0.21     $   2.78
                                           =========                                                ========     ========

Declared distribution per unit             $    2.85                                                $   0.20     $   3.05
                                           =========                                                ========     ========

Number of Units used in Computation           48,974                                                   9,810       58,784
                                           =========                                                ========     ========
